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                                                               EXHIBIT (a)(1)(E)

                              PRESERVER GROUP, INC.
                           OFFER TO PURCHASE FOR CASH
                            ALL OF ITS COMMON SHARES
                             AT $7.75 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 14, 2002, UNLESS THE OFFER IS EXTENDED.

                                  -------------

TO OUR CLIENTS:

Enclosed for your consideration is the Offer to Purchase dated January 14, 2002, of Preserver Group, Inc., a New Jersey corporation (the "Company"), and a related specimen Letter of Transmittal (which together constitute the Offer), pursuant to which the Company is offering to purchase all of its outstanding Shares of Common Stock, par value $0.50 per share (the "Shares"), for cash at $7.75 per Share net to the seller, upon the terms and subject to the conditions set forth in the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

                    THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

                   YOUR ATTENTION IS CALLED TO THE FOLLOWING:

1. The tender price is $7.75 per Share net to you in cash.

2. The Offer is conditioned upon a minimum number of 676,140 Shares being validly tendered.

3. Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

4. The Offer expires at 5:00 P.M., New York City time, on February 14, 2002, unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that your Shares will be purchased. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

5. The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. AN ENVELOPE TO RETURN YOUR INSTRUCTION FORM TO US IS ENCLOSED. IF YOU AUTHORIZE US TO TENDER YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. As described in the Offer to Purchase, the Company, upon the terms and subject to the conditions of the Offer, will purchase all Shares validly tendered:

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

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                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated January 14, 2002, and a specimen Letter of Transmittal relating to the Offer by Preserver Group, Inc., a New Jersey corporation (the "Company"), to purchase all of its Shares of Common Stock, par value $0.50 per share (the "Shares"), at a price of $7.75 per Share net to the seller in cash.

This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

Date:________________________          _________________________________________

                                       _________________________________________
                                                     SIGNATURE(S)

Number of Shares to be tendered:

*
*Unless otherwise indicated it will be assumed that all of your Shares ARE TO BE TENDERED.

                      PLEASE PRINT NAME(S) AND ADDRESS HERE


                         AREA CODE AND TELEPHONE NUMBER

                                  SIGNATURE BOX

SIGNATURE(S) : .................................................................

DATED: .........................................................................

NAME(S) AND ADDRESS(ES): .......................................................
                                 (Please Print)

AREA CODE AND TELEPHONE NUMBER: ................................................

TAXPAYER IDENTIFICATION OR
SOCIAL SECURITY NUMBER: ........................................................


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